                                                                   EXHIBIT 10.42

                        THIRD AMENDMENT TO LOAN DOCUMENTS

      THIS THIRD AMENDMENT TO LOAN DOCUMENTS (the "Third Amendment") made and entered into the __ day of November, 2002, by and among THE NEW YORK MORTGAGE COMPANY, LLC (hereinafter referred to as the "Borrower"), a New York limited liability company with its principal place of business located at 304 Park Avenue, South, 7th Floor, New York, New York 10010 and STEVEN B. SCHNALL and JOSEPH V. FIERRO, as Guarantors and NATIONAL CITY BANK OF KENTUCKY, a national banking association with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 (the "Lender").

WITNESSETH:

      Borrower, Guarantors and the Lender recite and agree as follows, which recitations and agreements constitute a part of this Agreement.

      A. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Warehouse Credit Agreement between the Borrower, the Guarantors and the Lender dated as of January 25, 2002, as amended by the First Amendment to Loan Documents between the Borrower, the Guarantors and the Lender dated as of April 18, 2002 and the Second Amendment to Loan Documents between the Borrower, the Guarantors and the Lender dated as of June 3, 2002 (the "Credit Agreement"). The Credit Agreement sets forth the terms and conditions relative to a $25,000,000.00 Warehouse Credit Facility (the "Warehouse Credit Facility") and certain subfacilities of the Warehouse Credit Facility made available by the Lender to the Borrower.

      B. The Borrower is in the process of eliminating its borrowings under the Warehouse Credit Facility. The Borrower has agreed that it will reduce its borrowings under the Warehouse Credit Facility to $15,000,000 or less by December 1, 2002 and has requested that the Warehouse Credit Facility should be modified to reflect that the maximum borrowings under the Warehouse Credit Facility for the period beginning on December 1, 2002 and ending on June 14, 2003 (the "Maturity Date") shall not exceed $15,000,000. The Lender has so agreed.

      NOW, THEREFORE, the Borrower, the Guarantors and the Lenders agree as follows:

      A. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, modified and restated as follows:

            1.1 Definitions. The following changes are made to the Definitions section.

            The following definitions are added to the Credit Agreement or amended, as applicable:

            "Third Amendment to Loan Documents" means the Third
            Amendment to Loan Documents dated as of November __,
            2002.

            "Total Warehouse Line Commitment" means Twenty Five Million Dollars ($25,000,000) for the period from the date of the Third Amendment to Loan Documents through November 30, 2002, and Fifteen Million Dollars ($15,000,000) for the period from December 1, 2002 through the Maturity Date.

            2.1   Warehouse Advances. The last sentence of the last paragraph of
Section 2.1, which was added by the Second Amendment to Loan Documents, is hereby deleted and the following is inserted as the last sentence of the last paragraph of Section 2.1:

            "Furthermore, notwithstanding the foregoing, the Lender shall not be required to advance in excess of the principal amount of Fifteen Million Dollars ($15,000,000) under this Warehouse Credit Facility during the period beginning on November 5, 2002 and ending on the Maturity Date, when no further advances will be available and all principal of and interest on the Warehouse Credit Facility shall be due."

      B. Ratification. Except as specifically amended by the provisions hereinabove, the Credit Agreement remains in full force and effect. The Borrower hereby reaffirms and ratifies all of its obligations under the Credit Agreement, as amended and modified hereby.

      C. Ratification of Pledge and Security Agreement. The Borrower hereby reaffirms and ratifies all of its obligations under the Pledge and Security Agreement, as amended and modified hereby dated January 25, 2002 between the Lender and the Borrower. All references in the Pledge and Security Agreement to the Credit Agreement and the Notes shall be references to the Credit Agreement and the Warehouse Promissory Note, as amended hereby.

      D. Amended and Restated Warehouse Note. The Amended and Restated Warehouse Note is amended by adding the following at the end of the first paragraph on page 1 of the Warehouse Note:

            "Notwithstanding the foregoing, the Lender shall not be required to advance in excess of the principal amount of Fifteen Million Dollars ($15,000,000) under this Warehouse Credit Note during the period beginning on November 5, 2002 and ending on the Maturity Date, when


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
            no further advances will be available and all principal of and interest on this Warehouse Credit Note shall be due."

      E. Ratification of the Amended and Restated Warehouse Note. The Borrower hereby reaffirms and ratifies all of its obligations under the Amended and Restated Warehouse Note. All references in the Amended and Restated Warehouse Note to the Credit Agreement and the Note shall be references to the Credit Agreement and the Warehouse Promissory Note, as amended hereby.

      F. Conditions Precedent. The Lender's obligations under this Agreement are expressly conditioned upon, and subject to the following:

            1. the execution and delivery by the Borrower and the Guarantors of this Agreement;

            2. delivery of any and all corporate resolutions of the Borrower reflecting that all necessary corporate action taken by the Borrower to authorize the execution, delivery and performance of this Agreement and all documents thereunder, certified by the secretary of the Borrower to be true, correct and in full force and effect as of the date of this Amendment; and

            3. any and all other documents which the Lender may require from the Borrower.

      G. Representations, Warranties and Covenants of the Borrower. To induce the Lender to enter into this Agreement, the Borrower represents and warrants to Bank as follows

            1. The Borrower has full power, authority, and capacity to enter into this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms.

            2. No Event of Default under the Note or any of the other Loan Documents has occurred which continues unwaived by the Bank, and no event which with the passage of time, the giving of notice or both would constitute an Event of Default, exists as of the date hereof.

            3. The person executing this Agreement on behalf of the Borrower is duly authorized to do so.

            4. The representations and warranties made by the Borrower in any of the Loan Documents are hereby remade and restated as of the date hereof.

            5. There are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower, the adverse determination of which could have a material adverse effect on the Loan Documents, the


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
business operations or financial condition of the Borrower or the ability of the Borrower to fulfill its obligations under the Loan Documents.

      H. Affirmation. The Borrower affirms and confirms in all respects its obligations under the Note and the other Loan Documents (as that term is defined in the Credit Agreement) and acknowledges that all of the Loan Documents remain in full force and effect and unchanged except as expressly amended hereby.

      I.    Miscellaneous.

            1. Time shall be of the essence in the performance of the Borrower's obligations under the Loan Documents.

            2. To the extent that assignment is permitted under this Agreement, the provisions of this Agreement shall bind and benefit the Borrower and the Bank and their respective heirs, personal representatives, successors and assigns, including each subsequent holder, if any, of the Note.

            3. This Agreement, the other Loan Documents and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws (including, without limitation, the conflicts of laws rules) of the Commonwealth of Kentucky.

            4. The Borrower may not assign its rights under this Agreement to any other party. This Agreement may be modified only in writing executed by the Bank and the Borrower.

            5. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any one or more of the other provisions hereof. The Borrower and the Bank agree that this Agreement shall be so interpreted as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

            6. The Borrower shall sign such financing statements or other documents or instruments as the Bank may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the other Loan Documents.

            7. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

            8. This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party. This Agreement may be executed in two or


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
more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.


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
      IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates set forth next to their names. This Agreement shall be effective (except as otherwise provided to the contrary herein) and shall be dated as of the date first above written.

                                              BORROWER:

                                              THE NEW YORK MORTGAGE
                                              COMPANY, LLC



                                              By /s/ Steven B. Schnall
                                                 -------------------------------

                                              Title:  President
                                                      --------------------------



                                              GUARANTORS:


                                              /s/ Steven B. Schnall
                                              ----------------------------------
                                                     STEVEN B. SCHNALL

                                              /s/ Joseph V. Fierro
                                              ----------------------------------
                                                     JOSEPH V. FIERRO



                                              NATIONAL CITY BANK
                                              OF KENTUCKY

                                              By /s/ Michael A. Johnson
                                                 -------------------------------

                                              Title: Vice President
                                                      --------------------------



LOUIMDMS/202378.2


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